Exhibit 21
LIST OF RALCORP HOLDINGS, INC. SUBSIDIARIES
Aiko Acquisition Corporation
State of Incorporation: Nevada

Bloomfield Bakers, A California
Limited Partnership
State of Incorporation: California

Bremner Food Group, Inc.
State of Incorporation: Nevada

Community Shops, Inc.
State of Incorporation: Illinois

Cottage Bakery, Inc.
State of Incorporation: California

Flavor House Products, Inc.
State of Incorporation: Delaware

Heritage Wafers, LLC
State of Incorporation: Wisconsin

LH Acquisition, LLC
State of Incorporation: Utah

Lofthouse Bakery Products, Inc.
State of Incorporation: Nevada

Lovin Oven, LLC
State of Incorporation: California

Maggie Acquisition Corporation
State of Incorporation: Nevada

Medallion Foods, Inc.
State of Incorporation: Arkansas

National Oats Company
State of Incorporation: Nevada

Nutcracker Brands, Inc.
State of Incorporation: Georgia

Parco Foods, L.L.C.
State of Incorporation: Delaware

PL Financial Incorporated
State of Incorporation: Nevada
Ralcorp Frozen Bakery Products, Inc.
State of Incorporation: Delaware

Ralcorp Receivables Corporation
State of Incorporation: Nevada

Ralston Food Sales, Inc.
State of Incorporation: Nevada

RH Financial Corporation
State of Incorporation: Nevada

Ripon Foods, Inc.
State of Incorporation: Wisconsin

Sugar Kake Cookie Inc.
State of Incorporation: Delaware

The Bun Basket, Inc.
State of Incorporation: Michigan

The Carriage House Companies, Inc.
State of Incorporation: Delaware

Waffle Holdings Ltd.
Organized under the laws of British Columbia,
Canada

Western Waffles Corp.
Organized under the laws of British Columbia,
Canada

Post Foods, LLC
State of Incorporation: Delaware

Post Foods Canada Corp.
Organized under the laws of British Columbia,
Canada

RAH Canada Limited Partnership
Organized under the laws of the Province of Alberta,
Canada

Harvest Manor Farms, LLC
State of Incorporation: Delaware